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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Corrpro Companies, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-58376) on Form S-8 of Corrpro Companies, Inc. and subsidiaries (Company) of our report dated June 17, 2004, except for note 1 for which the date is August 9, 2004, relating to the consolidated balance sheets of Corrpro Companies, Inc. and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the March 31, 2004 Annual Report on Form 10-K/A of Corrpro Companies, Inc. and subsidiaries.

Our report refers to changes in the methods of accounting in fiscal 2003 for goodwill and other intangible assets.

Our report also refers to the restatement of the consolidated balance sheet as of March 31, 2004 and the related statement of consolidated cash flows for the year then ended.

/s/ KPMG LLP
Cleveland, Ohio
August 12, 2004